UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a 12

Cogentix Medical, Inc.
(Name of Registrant as Specified in its Charter)

Not Applicable
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Cogentix Medical, Inc.
5420 Feltl Road
Minnetonka, Minnesota 55343

April 25, 2017

Dear Stockholders:

We are pleased to invite you to join us for the Cogentix Medical, Inc. Annual Meeting of Stockholders to be held on Monday, June 5, 2017, at 4:00 p.m., Eastern Daylight Time, at our facility located at 40 Ramland Road, Orangeburg, New York 10962. Details about the meeting, nominees for election to the Board of Directors and other matters to be acted on at the meeting are presented in the Notice of Annual Meeting of Stockholders and proxy statement that follow.

It is important that your shares be represented at the meeting, regardless of the number of shares you hold. Accordingly, please exercise your right to vote by following the voting instructions described on the Notice Regarding the Availability of Proxy Materials that you received in the mail, or if you received a set of proxy materials in the mail, by completing, signing, dating and returning your proxy card, or by following the Internet or telephone voting instructions as described in the accompanying proxy statement.

On behalf of the Board of Directors and management of Cogentix Medical, it is my pleasure to express our appreciation for your support.

Sincerely,

Darin Hammers
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY JUNE 5, 2017

To the Stockholders of Cogentix Medical, Inc.:

The Annual Meeting of Stockholders of Cogentix Medical, Inc., a Delaware corporation, will be held on Monday, June 5, 2017, at 4:00 p.m. Eastern Daylight Time, at our facility located at 40 Ramland Road, Orangeburg, New York 10962 for the following purposes:

1.
To elect Cheryl Pegus, Kenneth A. Samet and Nachum Shamir to serve as directors for a three-year term ending at the 2020 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

2.
To approve the amendment and restatement of the Company’s Certificate of Incorporation and the amendment and restatement of the Company’s Bylaws to declassify our Board of Directors and to make related changes, effective immediately after the Annual Meeting of Stockholders.

3.
To approve the amendment and restatement of the Company’s Certificate of Incorporation and the amendment and restatement of the Company’s Bylaws to eliminate the requirement that stockholder written consents must be unanimous.

4.	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2017.

5.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only stockholders of record at the close of business on April 6, 2017 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. A stockholder list will be available at Cogentix’s corporate offices beginning 10 days prior to the date of the meeting during normal business hours for examination by any stockholder registered on Cogentix’s stock ledger as of the record date for any purpose germane to the meeting.

By Order of the Board of Directors,

Brett A. Reynolds
Senior Vice President, Chief Financial Officer and
Corporate Secretary

April 25, 2017
Minnetonka, Minnesota

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2017

Our Notice of 2017 Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders are available on the Cogentix website at www.cogentixmedical.com in the Investor Relations section.

Page
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
When and Where Will the Annual Meeting Be Held?	1
What are the Purposes of the Annual Meeting?	1
Who is Entitled to Vote at the Annual Meeting?	1
How Do I Vote My Shares?	1
How Will My Shares Be Voted?	2
How Does the Board of Directors Recommend that I Vote?	2
How Can I Revoke or Change My Vote?	3
How Many Shares Must Be Present to Hold the Annual Meeting?	3
What Vote is Required for Each Proposal?	3
Who Will Count the Votes?	4
Where do I find the voting results for the Annual Meeting?	4
How do I receive a printed copy of proxy materials?	4
Whom Do I Contact if I Have Questions Regarding the Annual Meeting?	4
Are There Any Matters to be Voted on at the Annual Meeting that are not Included in this Proxy Statement?	4
How Will Business Be Conducted at the Annual Meeting?	4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	4

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS	5
Beneficial Ownership	5
Section 16(a) Beneficial Ownership Reporting Compliance	6

PROPOSAL NO. 1 – ELECTION OF DIRECTORS	7
Number of Directors; Classes of Directors	7
Nominees for Director – Class II Directors	7
Information About Director Appointments in Connection with the Pell Debt Conversion and Accelmed Investment	7
Additional Information About Current Directors and Board Nominees	8
Board Recommendation	9

PROPOSAL NO. 2 — AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND AMENDMENT AND RESTATEMENT OF THE COMPANY’S BYLAWS TO DECLASSIFY THE BOARD OF DIRECTORS AND TO MAKE RELATED CHANGES, EFFECTIVE IMMEDIATELY AFTER THE ANNUAL MEETING OF STOCKHOLDERS	10
Board Recommendation	10

PROPOSAL NO. 3 —AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND AMENDMENT AND RESTATEMENT OF THE COMPANY’S BYLAWS TO ELIMINATE THE REQUIREMENT THAT STOCKHOLDER WRITTEN CONSENTS MUST BE UNANIMOUS	11
Board Recommendation	11

PROPOSAL NO. 4 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	12
Selection of Independent Registered Public Accounting Firm	12
Audit, Audit-Related, Tax and Other Fees	12
Pre-Approval Policies and Procedures	12
Board Recommendation	12

CORPORATE GOVERNANCE	13
Introduction	13
Corporate Governance Guidelines	13
Director Independence	14
Board Leadership Structure	14
Executive Sessions	14
Board Meetings and Attendance	14
Board Committees	14
Audit Committee	15

i

As used in this proxy statement, references to “Cogentix,” “Cogentix Medical,” the “Company,” “we,” “us,” “our” and similar references refer to Cogentix Medical, Inc. and our consolidated subsidiaries, and the term “common stock” refers to our common stock, par value $0.01 per share

ii

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The Board of Directors of Cogentix Medical, Inc. is using this proxy statement to solicit your proxy for use at the Cogentix Medical, Inc. 2017 Annual Meeting of Stockholders. The Board of Directors expects to make available electronically or to send to our stockholders proxy materials on or about April 25, 2017.

When and Where Will the Annual Meeting Be Held?

The Annual Meeting of Stockholders of Cogentix Medical, Inc. will be held on Monday, June 5, 2017 at 4:00 p.m. Eastern Daylight Time, at our facility located at 40 Ramland Road, Orangeburg, New York 10962.

What are the Purposes of the Annual Meeting?

The purposes of the Annual Meeting are to vote on the following items:

1.
To elect Cheryl Pegus, Kenneth Samet and Nachum Shamir to serve as directors for a three-year term ending at 2020 Annual Meeting of Stockholders or until their respective successors are elected and qualified.

2.
To approve the amendment and restatement of the Company’s Certificate of Incorporation and the amendment and restatement of the Company’s Bylaws to declassify our Board of Directors and to make related changes, effective immediately after the Annual Meeting of Stockholders.

3.
To approve the amendment and restatement of the Company’s Certificate of Incorporation and the amendment and restatement of the Company’s Bylaws to eliminate the requirement that stockholder written consents must be unanimous.

4.	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2017.

5.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Who is Entitled to Vote at the Annual Meeting?

Stockholders of record at the close of business on April 6, 2017 will be entitled to notice of and to vote at the meeting or any adjournment of the Annual Meeting. As of that date, there were 60,438,960 shares of our common stock outstanding. Each share of our common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Stockholders are not entitled to cumulative voting rights in the election of directors.

How Do I Vote My Shares?

Your vote is important. Whether you hold shares directly as a stockholder of record or beneficially in “street name” (through a broker, bank or other nominee), you may vote your shares without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee.

If you are a stockholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the three following methods:

•
Vote by Internet, by going to the web address http://www.proxyvote.com and following the on-screen instructions or scan the QR code with your smartphone. Have your Notice Regarding the Availability of Proxy Materials or proxy card available when you access the web page.

•
Vote by Telephone, by dialing 1-800-690-6903 in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and following the instructions for telephone voting shown on your proxy card. Have your proxy card available when you call.

•
Vote by Mail, if you received a set of proxy materials in the mail, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you vote on the Internet or by telephone, please do not mail your proxy card.

•	In Person, by attending the annual meeting.

If your shares are held in street name, you may receive a separate voting instruction form or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

The deadline for voting by telephone or on the Internet is 11:59 p.m., Eastern Daylight Time, on Sunday, June 4, 2017. Please see your Notice Regarding the Availability of Proxy Materials, proxy card or the information your bank, broker or other holder of record provided to you for more information on your options for voting.

How Will My Shares Be Voted?

If you return your signed proxy card or use the Internet or telephone voting before the Annual Meeting, the named proxies will vote your shares as you direct.

For Proposal No. 1—Election of Directors, you may:

•	Vote FOR any or all of the director nominees; or

•	WITHHOLD your vote from any or all of the director nominees.

For Proposal No. 2—Amendment and Restatement of the Company’s Certificate of Incorporation and Amendment and Restatement of the Company’s Bylaws to Declassify the Board of Directors and to Make Related Changes, Effective Immediately After the Annual Meeting of Stockholders, you may:

•	Vote FOR the proposal;

•	Vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

For Proposal No. 3—Amendment and Restatement of the Company’s Certificate of Incorporation and Amendment and Restatement of the Company’s Bylaws to Eliminate the Requirement that Stockholder Written Consents Must Be Unanimous, you may:

•	Vote FOR the proposal;

•	Vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

For Proposal No. 4—Ratification of Selection of Independent Registered Public Accounting Firm, you may:

•	Vote FOR the proposal;

•	Vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

If you send in your proxy card or use the Internet or telephone voting, but you do not specify how you want to vote your shares, the proxies will vote your shares:

•	FOR all of the director nominees for directors in Proposal No. 1— Election of Directors;

•
FOR Proposal No. 2— Amendment and Restatement of the Company’s Certificate of Incorporation and Amendment and Restatement of the Company’s Bylaws to Declassify the Board of Directors and to Make Related Changes, Effective Immediately After the Annual Meeting of Stockholders;

•
FOR Proposal No. 3—Amendment and Restatement of the Company’s Certificate of Incorporation and Amendment and Restatement of the Company’s Bylaws to Eliminate the Requirement that Stockholder Written Consents Must Be Unanimous; and

•	FOR Proposal No. 4—Ratification of Selection of Independent Registered Public Accounting Firm.

How Does the Board of Directors Recommend that I Vote?

The Board of Directors recommends that you vote:

•	FOR all of the director nominees in Proposal No. 1—Election of Directors;

•
FOR Proposal No. 2—Amendment and Restatement of the Company’s Certificate of Incorporation and Amendment and Restatement of the Company’s Bylaws to Declassify the Board of Directors and to Make Related Changes, Effective Immediately After the Annual Meeting of Stockholders;

•
FOR Proposal No. 3— Amendment and Restatement of the Company’s Certificate of Incorporation and Amendment and Restatement of the Company’s Bylaws to Eliminate the Requirement that Stockholder Written Consents Must Be Unanimous; and

•	FOR Proposal No. 4—Ratification of Selection of Independent Registered Public Accounting Firm.

How Can I Revoke or Change My Vote?

If you are a stockholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

•
Submitting another proper proxy with a more recent date than that of the proxy first given by following the Internet or telephone voting instructions or completing, signing, dating and returning a proxy card to us;

•	Sending written notice of revocation to our Corporate Secretary; or

•	Attending the Annual Meeting and voting by ballot.

If you hold your shares through a broker, bank or other nominee, you may revoke your proxy by following the instructions your broker, bank or other nominee provides.

How Many Shares Must Be Present to Hold the Annual Meeting?

The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting, as of the record date, will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of our common stock represented by a properly signed and returned proxy card, properly voted by Internet or telephone, or voted by your broker will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum. Shares represented by proxies marked “Abstain” and “broker non-votes” are counted in determining whether a quorum is present. A “broker non-vote” is a proxy returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer, and the broker does not have discretionary authority to vote on behalf of such customer on such matter. The Annual Meeting may be adjourned to any other time and any other place by the stockholders present or represented at the meeting and entitled to vote even when such stockholders do not constitute a quorum.

What Vote is Required for Each Proposal?

You are entitled to cast one vote for each share of common stock you own, and there is no cumulative voting. Assuming a quorum is present or represented at the Annual Meeting, either in person or by proxy, the following vote is required for each of the following matters:

•	Proposal No. 1—Election of Directors requires the affirmative vote of a plurality of the votes cast at the election.

•
Proposal No. 2 —Amendment and Restatement of the Company’s Certificate of Incorporation and Amendment and Restatement of the Company’s Bylaws to Declassify the Board of Directors and To Make Related Changes, Effective Immediately After the Annual Meeting of Stockholders, requires the affirmative vote of the holders of at least 75% of the votes which all of the stockholders would be entitled to cast at an annual election of directors or class of directors.

•
Proposal No. 3—Amendment and Restatement of the Company’s Certificate of Incorporation and Amendment and Restatement of the Company’s Bylaws to Eliminate the Requirement that Stockholder Written Consents Must Be Unanimous, requires the affirmative vote of the holders of at least 75% of the votes which all of the stockholders would be entitled to cast at an annual election of directors or class of directors.

•	Proposal No. 4—Ratification of Selection of Independent Registered Public Accounting Firm requires the affirmative vote of a majority of shares of our common stock voting on the matter for approval.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares on certain “routine” matters. The routine matter to be submitted to our stockholders at the Annual Meeting is Proposal No. 4—Ratification of Selection of Independent Registered Public Accounting Firm. Proposal No. 1—Election of Directors, Proposal No. 2—Amendment and Restatement of the Company’s Certificate of Incorporation and Amendment and Restatement of the Company’s Bylaws to Declassify the Board of Directors and to Make Related Changes, Effective Immediately After the Annual Meeting of Stockholders, and Proposal No. 3—Amendment and Restatement of the Company’s Certificate of Incorporation and Amendment and Restatement of the Company’s Bylaws to Eliminate the Requirement that Stockholder Written Consents Must Be Unanimous are not routine matters. Accordingly, if you do not direct your broker as to how to vote for a director in Proposal No. 1, Proposal No. 2 or Proposal No. 3, your broker is not allowed to vote your shares on those Proposals.

For purposes of Proposal No. 1, Proposal No. 2 and Proposal No. 3, broker non-votes are not considered to be “votes cast” at the meeting. As such, a broker non-vote will not be counted as a vote “For” or “Withheld” with respect to a director in Proposal No. 1; and, therefore, will have no effect on the outcome of the vote on such proposal. A broker non-vote will not be counted as a vote “For,” “Against” or “Abstain” with respect to Proposal No. 2 or Proposal No. 3, but will have the effect of a vote “Against” Proposal No. 2 or Proposal No. 3. For purposes of Proposal No. 4, there will be no broker non-votes. A proxy marked “Abstain” will be counted in determining the total number of “votes cast” on Proposal No. 2, Proposal No. 3and Proposal No. 4 and will have the effect of a vote “Against” the Proposals.

Who Will Count the Votes?

We currently expect that Broadridge Corporate Issuer Solutions will tabulate the votes, and our Corporate Secretary will be our inspector of elections for the Annual Meeting.

Where do I find the voting results for the Annual Meeting?

We will publish the voting results in a current report on Form 8-K, which is due to be filed with the SEC within four business days of the 2017 Annual Meeting. You can also go to our website at www.cogentixmedical.com in the Investor Relations section to access the Form 8-K.

How do I receive a printed copy of proxy materials?

To request a printed copy of the proxy materials, please call 800-579-1639, e-mail sendmaterial@proxyvote.com or visit www.proxyvote.com. To make your request, you will need the 16-digit control number printed on your Notice of Internet Availability of Proxy Materials, proxy card or broker materials.

Whom Do I Contact if I Have Questions Regarding the Annual Meeting?

If you have any questions or require assistance in voting your shares of common stock, please call our Corporate Secretary at (952) 426-6152.

Are There Any Matters to be Voted on at the Annual Meeting that are not Included in this Proxy Statement?

We are currently not aware of any business to be acted upon at the Annual Meeting other than that described in this proxy statement. If other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their best judgment, including any adjournment of the Annual Meeting if a quorum is not present.

How Will Business Be Conducted at the Annual Meeting?

The presiding officer at the Annual Meeting will determine how business at the meeting will be conducted. Only nominations and other proposals brought before the 2017 Annual Meeting in accordance with the advance notice and information requirements of our Bylaws or in accordance with the rules for stockholder proposals under the Securities Exchange Act of 1934, as amended, will be considered. No such nominations or other proposals were received.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created by those sections. We have identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “potential,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate” and “continue”, the negative of these words, other words and terms of similar meaning and the use of future dates. Forward-looking statements involve risks and uncertainties. These uncertainties include factors that affect all businesses as well as matters specific to us. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause our actual results to be materially different than those expressed in or implied by our forward-looking statements. For us, particular uncertainties and risks include, among others, our history of operating losses and negative cash flow, uncertainties regarding clinical testing, the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance and other risks and uncertainties described in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent annual report on Form 10-K. All forward-looking statements in this proxy statement speak only as of the date of this proxy statement and are based on our current beliefs and expectations. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS

Beneficial Ownership

The table below sets forth information known to us regarding the beneficial ownership of our common stock as of March 15, 2017 for:

•	each person our company believes beneficially holds more than 5% of the outstanding shares of our common stock based solely on our company’s review of SEC filings;

•	each of our directors and nominees for directors;

•
each of the named executive officers named in the Summary Compensation Table under the heading “Executive Compensation—Summary Compensation Table for Fiscal 2016” (we collectively refer to these persons as our “named executive officers”); and

•	all of our directors and executive officers as a group.

The number of shares beneficially owned by a person includes shares subject to options held by that person that are currently exercisable or that become exercisable within 60 days of March 15, 2017. Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options currently exercisable or that become exercisable within 60 days of March 15, 2017 are outstanding for the purpose of computing the percentage of common stock owned by such person or group. However, such unissued shares of common stock described above are not deemed to be outstanding for calculating the percentage of common stock owned by any other person.

Except as otherwise indicated, the persons in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the notes to the table.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Beneficial Owners of More Than 5%
Accelmed Growth Partners, L.P. (“Accelmed”) c/o Accelmed Growth Partners Management Ltd. 6 Hachoshlim St. 6th Floor Herzliya Pituach, 46120	16,129,033		26.7%

Nantahala Capital Management LLC 19 Old Kings Highway S, Suite 200 Darien, CT 06820	3,132,384		5.2%

Named Executive Officers and Directors
James D’Orta	100,000		0.2%
Uri Geiger	16,129,033	(3)	26.7%
Darin Hammers	467,345		0.8%
Cheryl Pegus	140,300		0.2%
Lewis Pell	20,051,723		33.2%
Kenneth Samet	100,000		0.2%
Nachum Shamir	100,000		0.2%
Howard I. Zauberman	462,299		0.8%
Brett Reynolds	150,071		0.8%
Chris Arnold	100,336		0.2%
All Executive Officers and Directors as a Group	37,894,271		62.7%

(1)	The business address for each of the directors and named executive officers of Cogentix is c/o Cogentix Medical, Inc., 5420 Feltl Road, Minnetonka, Minnesota 55343.

(2)
Includes for the persons listed below the following shares of common stock subject to options held by such persons that are currently exercisable or become exercisable within 60 days of March 15, 2017:

Name	Shares of Common Stock Underlying Stock Options
Cheryl Pegus	2,000
Howard Zauberman	189,999
Darin Hammers	139,330
Chris Arnold	61,332

(3)
Includes shares held by Accelmed. Mr. Geiger is the controlling member and managing partner of Accelmed Growth Partners (AGP) Limited, which is the general partner of Accelmed Growth Partners (GP), L.P., which is the general partner of Accelmed, and as a result, he may be deemed to beneficially own the shares held by Accelmed. Mr. Geiger is also the controlling shareholder and managing partner of Accelmed Growth Partners Management Ltd., which has certain voting and dispositive power over the shares held by Accelmed pursuant to a management agreement.

Mr. Geiger’s and Mr. Pell’s shares are subject to a voting agreement. For more detail, see “Information About Director Appointments in Connection with the Pell Debt Conversion and Accelmed Investment.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and all persons who beneficially own more than 10 percent of the outstanding shares of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Directors, executive officers and greater than 10 percent beneficial owners also are required to furnish us with copies of all Section 16(a) forms they file with the SEC. To our knowledge, based on a review of the copies of such reports and amendments to such reports furnished to us with respect to the year ended December 31, 2016,and based on written representations by our directors and executive officers, all required Section 16(a) reports under the Exchange Act, for our directors, executive officers and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2016, except that Form 3 reports were not timely filed on behalf of James D’Orta and Kenneth Samet upon their election to the Board of Directors, but later were filed in August 2016 upon receipt of their first restricted stock awards.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Number of Directors; Classes of Directors

Our Bylaws provide that the Board of Directors will consist of at least three members and the exact number of directors within such limitation will be fixed from time to time by the Board of Directors. The number of directors fixed by the Board of Directors is eight as of the date of the Annual Meeting.

Our Bylaws provide that our Board of Directors will be divided into three classes: Class I, Class II and Class III. No one Class of directors will have more than one more director than any other Class. The following table indicates the current members of the Board of Directors and Classes in which they serve:

Class I - Term ending at 2019 Annual Meeting	Class II – Term ending at 2017 Annual Meeting	Class III – Term ending at 2018 Annual Meeting
James D’Orta Uri Geiger Lewis Pell	Cheryl Pegus Kenneth Samet Nachum Shamir	Darin Hammers Howard Zauberman

In 2016, the composition of the Board was shaped by the settlement of a proxy contest between Cogentix and Mr. Pell and related litigation, as well as Accelmed’s investment in the Company as described under the caption “Information About Director Appointments in Connection with the Pell Debt Conversion and Accelmed Investment.”

The Settlement Agreement dated May 23, 2016, among Cogentix and all of the then-current members of the Board, including Mr. Pell, resulted in the following changes to the Cogentix Board and management team:

•
Messrs. Pell, Zauberman and D’Orta were nominated for election at the 2016 Annual Meeting to serve as Class I directors. Immediately after the 2016 Annual Meeting, Mr. Zauberman resigned from Class I and was appointed by the Board to Class III to rebalance the Board composition under each class in accordance with the Company’s Certificate of Incorporation and Bylaws.

•	Robert C. Kill, the then-current President, Chief Executive Officer and Corporate Secretary of the Company, resigned effective as of May 23, 2016.

•
Mr. Hammers was appointed to serve as the interim Chief Executive Officer and President of the Company on May 24, 2016, and he was appointed to the role on a permanent basis effective July 11, 2016, when he also joined the Board as a Class III director and filled the vacancy created by Mr. Kill’s resignation.

•	Mr. Kill, Kevin Roche, and Kenneth Paulus each resigned as a director of the Company effective as of May 24, 2016.

•
Mr. Samet was appointed to the Board effective June 21, 2016 as a Class II director, pursuant to an agreement by the remaining members of the Board to use best efforts to, within 60 days of the effectiveness of such resignations, to nominate and elect as directors two outside, independent directors, including one financial expert.

•
Effective November 3, 2016, Messrs. Geiger and Shamir were appointed to the Board as Class I and Class II directors, respectively, in connection with Accelmed’s investment in Cogentix. Mr. Geiger succeeded Mr. Zauberman as Chairman of the Board.

Nominees for Director – Class II Directors

The Board of Directors has nominated Cheryl Pegus, Kenneth Samet and Nachum Shamir to serve as Class II directors for a three-year term ending at 2020 Annual Meeting of Stockholders or until their respective successors are elected and qualified. All of the nominees are current members of the Board of Directors.

If prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for the nominee will be voted for a substitute nominee as selected by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

Information About Director Appointments in Connection with the Pell Debt Conversion and Accelmed Investment

As a result of the Securities Purchase Agreement dated September 7, 2016 with Accelmed (the “Purchase Agreement”), and the Note Exchange Agreement dated September 7, 2016 with Mr. Pell (the “Note Exchange Agreement”), as of the record date for the 2017 Annual Meeting, Mr. Pell and Accelmed owned or controlled approximately 33% and 27%, respectively, of the outstanding common stock of the Company.

In connection with the Purchase Agreement, Accelmed and Mr. Pell entered into a voting agreement (the “Voting Agreement”), whereby Mr. Pell and Accelmed have agreed to vote their shares of the Company’s common stock for the other party’s nominees to the Board. Under the Voting Agreement, each of Mr. Pell and Accelmed are entitled to nominate two directors, with the remaining seats to be filled by nominees that are mutually agreed upon by Mr. Pell and Accelmed in accordance with the terms of the Voting Agreement. Mr. Pell subsequently nominated himself and Howard Zauberman to the Board, and Accelmed nominated Uri Geiger and Nachum Shamir. The Voting Agreement shall continue in effect until such time as Accelmed no longer owns any of the shares of common stock that Accelmed acquired pursuant to the Purchase Agreement However, Mr. Pell may terminate the Voting Agreement at any time Accelmed and its affiliates own in the aggregate less than 50% of the these purchased shares, and Accelmed may terminate the Voting Agreement at any time Mr. Pell and his affiliates own in the aggregate less than 50% of the shares of common stock issued to Mr. Pell pursuant to the Note Exchange Agreement.

The Voting Agreement is intended, in part, to qualify the Company as a “controlled company” under Nasdaq Rule 5615(c)(2), which permits the Company to utilize the controlled company exemption to the independent director requirements of Nasdaq Listing Rule 5605. Additionally, under the terms of the Purchase Agreement, the Company has agreed that principal Accelmed director shall serve as Chairman of the Board until Accelmed or its affiliates no longer own 50% of the shares purchased pursuant to the Purchase Agreement or unless otherwise agreed by Accelmed. Mr. Geiger currently serves as Chairman of the Board. The Company also amended its Bylaws to reduce the required quorum for all stockholder meetings to one-third of all issued and outstanding shares of voting stock of the Company.

Additional Information About Current Directors and Board Nominees

The paragraphs below provide information about each current director and nominee for director, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or served as a director during the past five years. We believe that all of our director nominees display personal and professional integrity; appropriate levels of education and/or business experience; business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate amount of time to the work of the Board of Directors and its committees; a fit of skills and personality with those of our other directors that helps build a board of directors that is effective, collegial and responsive to the needs of our company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each current director and nominees for directors also sets forth specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that each of them should serve as a director in light of our business.

Dr. Uri Geiger, age 49, has served as a director of our company and Chairman of the Board since November 2016. Dr. Geiger is Managing Partner of Accelmed Growth Partners, L.P., a private equity investment firm he co-founded in 2009 focused on medical device companies, which as of the record date of the 2017 Annual Meeting, owned approximately 27% of the Company’s outstanding common stock. Prior to founding Accelmed, Dr. Geiger served as the CEO of Exalenz Bioscience Ltd., a medical technology company, from May 2006 until December 2008. Prior to that, Dr. Geiger co-founded and was the CEO of GalayOr Networks, a developer of optical components from 2001 until 2003. Dr. Geiger was also the founding partner of Dragon Variation Fund in 2000, one of Israel’s first hedge funds, which was sold to Migdal in 2007. Dr. Geiger worked on Wall Street during the 1990s, where he gained a broad understanding of and significant experience in capital markets. Dr. Geiger was formerly an adjunct professor at Tel Aviv University’s Recanati School of Business where he lectured on private equity and venture capital and authored the books “Startup Companies and Venture Capital” and “From Concept to Wall Street”. Dr. Geiger previously served on the board of directors of EndoChoice Holdings Inc. from January 2014 until March 2016. Dr. Geiger’s years of leadership experience in both financial and business settings of the healthcare industry make him well-suited to serve as a member of the Board.

Darin Hammers, age 52, has served as the President and Chief Executive Officer of the Company since May 2016. Mr. Hammers’ experience includes over 25 years of increasing leadership roles in Urology. He joined Cogentix’s predecessor company Uroplasty as Vice President of Global Sales in January 2013 and was promoted to Senior Vice President of Global Sales & Marketing in August 2013. In January 2016 he was promoted to Chief Operating Officer prior to being named interim President and CEO in May 2016, and President and CEO in July 2016. Prior to joining Uroplasty, Mr. Hammers was Vice President of Sales for Bard Medical Division of C.R. Bard based in Covington, GA, focused on Urology care products. Prior to that, Mr. Hammers spent more than 12 years with Boston Scientific in various sales leadership positions in the Urology/Gynecology areas. Mr. Hammers brings to the Board of Directors of the Company substantial experience and insight in marketing and executive management of medical device companies.

Dr. James A. D’Orta, age 65, has been a director of our company since May 2016. He most recently served as a Director and Chief Executive Officer of ACell, a Maryland-based medical device manufacturer, from 2013 to 2015. Prior to becoming Chief Executive Officer of ACell, he served as a member of the board of directors and as chairman of the board’s Corporate Governance, Nominating and Compliance Committees. Prior to ACell, Dr. D’Orta served as the Founder and CEO of Consumer Health Services, Inc. from 2005 to 2013, which provided medical support for the walk-in medical clinics in Duane Reed drugstores. Consumer Health Services was acquired by Walgreens in 2013. Mr. D’Orta formerly was an investor, medical advisor and member of the Board of Directors of Minute Clinic, the walk-in medical clinics which was sold to CVS drugstores. Earlier, he was founder and CEO of LifeLink MD, providing distribution, training and medical oversight for automated external defibrillators (AEDs), as well as public advocacy and education that helped make AEDs widely available. That company was later sold to Medtronic. Dr. D’Orta also served as a director on the board of directors of CareFirst, Inc. of BlueCross/BlueShield from 2007 to 2015. Dr. D’Orta currently serves on the board of directors of MedStar Health, Inc. Dr. D’Orta’s years of leadership experience in both clinical and business settings of the healthcare industry make him well-suited to serve as a member of the Board.

Dr. Cheryl Pegus, age 53, has been a director of our company since 2013. She is currently the Director, Division of General Internal Medicine and Clinical Innovation, Associate Chair, Clinical Innovation at NYU Langone Medical Center, and Clinical Professor of Medicine and Population Health at NYU School of Medicine. Dr. Pegus is also the President of Caluent, LLC, a health care advisory company and President of the American Heart Association Founder’s Affiliate. Previously, she was the Chief Medical Officer for Walgreens and served as the General Manager and Chief Medical Officer for SymCare Personalized Health Solutions, Inc., a J&J start-up company. Dr. Pegus is currently a Director of Glytec, a glycemic clinical software organization. Dr. Pegus has more than 20 years of clinical practice and industry experience that make her well-suited to serve as a member of the Board of Directors of our company.

Lewis C. Pell, age 73, is a co-founder of our company and has been a director since 1992. Mr. Pell served as the Chairman of the Board of Directors of the Company from 2005 to 2015. Mr. Pell also briefly served as the Company’s Principal Executive Officer from June 2013 to August 2013. Prior to 2005, Mr. Pell served as Vice-Chairman of the Board of Directors since 1992. Mr. Pell is a founder or co-founder and chairman and director of several privately held medical device companies and is the chairman of Photomedex, Inc., a publicly-traded dermatology company. We believe Mr. Pell’s extensive experience with Cogentix and other companies in the medical device industry, particularly his experience serving as a founder and a member of the board of directors of numerous medical device companies, and creating and developing new and emerging companies and bringing innovative medical device and technology to the marketplace, makes him well-suited to serve as a member of the Board of Directors of our company.

Mr. Kenneth A. Samet, age 58, has served as a director of our company since June 2016. Mr. Samet has been President, Chief Executive Officer and Director of MedStar Health, a $5 billion not-for-profit, healthcare delivery system since 2008. From 2003 to 2008, he served as President and Chief Operating Officer of MedStar Health, and prior to that, he served as Chief Operating Officer. Mr. Samet served as President of MedStar Washington Hospital Center, one of the nation’s largest tertiary care hospitals, in the District of Columbia from 1990 to 2000. From the mid-1980s to 1990, Mr. Samet held a variety of leadership positions with the Medlantic Healthcare Group, which merged with Helix Health in 1998 to create MedStar Health. Mr. Samet has served as a director of Evolent Health, Inc. since 2015. Mr. Samet’s years of leadership experience in large healthcare providers make him well-suited to serve as a member of the Board.

Nachum (Homi) Shamir, age 63, has served as a director of our company since November 2016. Mr. Shamir currently serves as the President, Chief Executive Officer and Director of Luminex Corporation, a publically traded biotechnology company based in Austin, Texas, a position he has held since October 2014. Prior to joining Luminex, Mr. Shamir was the President, Chief Executive Officer and Director of Given Imaging Ltd., a developer, manufacturer and marketer of diagnostic products for the visualization and detection of disorders of the gastrointestinal tract which was acquired by Covidien PLC in early 2014. Mr. Shamir held this position from April 2006 to June 2014. Prior to joining Given Imaging, Mr. Shamir was Corporate Vice President of Eastman Kodak Company and President of Eastman Kodak´s Transaction and Industrial Solutions Group. Additionally, he served over ten years at Scitex Corporation (now Scailex Corp., Ltd.), a manufacturer of products, systems and equipment for the graphics design, printing and publishing markets, in positions of increasing responsibility, including President and CEO from 2003 to 2004. Mr. Shamir currently serves on the board of directors of Luminex Corporation and has been serving in such position since October 2014. Mr. Shamir previously served on the board of directors of Given Imaging from April 2006 to June 2014. Mr. Shamir’s knowledge and executive leadership in the health care industry make him well-suited to serve as a member of the Board of Directors of our company.

Howard I. Zauberman, age 64, has been a director of our company since 2013. Mr. Zauberman was President and Chief Executive Officer of the Company from 2013 to March 2015. Mr. Zauberman has over 30 years of experience as a leader in the medical products industry. Prior to joining the Company, from 2005 to 2012, he was Vice President of Business Development at Henry Schein, Inc., a leading global health care distributor serving office based medical practitioners. Mr. Zauberman also served as a Special Venture Partner at Galen Partners, a health care growth equity and late stage venture capital firm, focused on technology enabled services, medical devices and specialty pharmaceuticals. Mr. Zauberman also held senior management positions at ETHICON, Inc. a Johnson & Johnson company and Pfizer, Inc. Mr. Zauberman’s knowledge and executive leadership in the health care industry make him well-suited to serve as a member of the Board of Directors of our company.

Board Recommendation

The Board of Directors recommends a vote FOR the election of all of the nominees for directors named in this proxy statement.

PROPOSAL NO. 2 — AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND AMENDMENT AND RESTATEMENT OF THE COMPANY’S BYLAWS TO DECLASSIFY THE BOARD OF DIRECTORS AND TO MAKE RELATED CHANGES, EFFECTIVE IMMEDIATELY AFTER THE ANNUAL MEETING OF STOCKHOLDERS

Our Board of Directors has approved, and hereby recommends that our stockholders approve, the amendment and restatement of the Company’s Certificate of Incorporation (the “Restated Certificate”) which would replace the Company’s current Amended and Restated Certificate of Incorporation (the  “Current Certificate”) in its entirety, and the amendment and restatement of the Company’s Bylaws (the “Restated Bylaws”), which would replace the current Amended and Restated Bylaws (“Current Bylaws”) in their entirety,  to declassify our Board of Directors and to make related changes, effective immediately after the Annual Meeting.

Pursuant to our Current Certificate and our Current Bylaws, the Board of Directors is divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms and until their respective successors are duly elected and qualified. The Board of Directors currently consists of eight members, three of whom are Class I Directors whose term expires at the 2019 Annual Meeting of Stockholders, three of whom are Class II Directors whose term expires at this Annual Meeting and two of whom are Class III Directors whose term expires at the 2018 Annual Meeting of Stockholders.

If this Proposal No. 2 is approved by stockholders, directors elected at a subsequent annual meeting of stockholders would be elected to one-year terms, and until their successors are duly elected and qualified. Any director chosen as a result of a newly created directorship or to fill a vacancy on the Board of Directors would hold office until the next annual meeting of stockholders. The entire Board of Directors would stand for election at the 2018 Annual Meeting of Stockholders.

The Restated Certificate and the Restated Bylaws would also eliminate the supermajority vote required to alter, amend or repeal these provisions in the future, and would make related changes, including:

•
Requiring that directors be elected by written ballot, which is the default provision under Delaware General Corporation Law. The Current Bylaws provide that director elections need not be by written ballot.

•
Permitting stockholders holding a majority of the shares then entitled to vote at an election of directors to remove directors either with or without cause, which is the default provision under Delaware General Corporation Law for declassified boards. Currently, so long as the Board of Directors is classified, stockholders may remove directors only for cause.

•	Setting the minimum number of directors at seven in the Restated Certificate. The Current Certificate establishes a minimum number of three directors.

•	Making certain conforming updates in the Restated Certificate and Restated Bylaws.

Under the terms of the Current Certificate and the Current Bylaws, the Restated Certificate and the Restated Bylaws must be adopted by the affirmative vote of the holders of at least 75% of the votes which all of the stockholders would be entitled to cast at an annual election of directors or class of directors. If the Restated Certificate and the Restated Bylaws are not adopted by the stockholders, the Board of Directors will remain classified, and none of the related changes will be made.

In order to declassify the Board of Directors and to make related changes, the proposed Restated Certificate includes amendments to the Preamble, and Articles Second, Tenth, Eleventh and Twelfth of the Current Certificate, as set forth in Appendix A to this proxy statement, and the proposed Restated Bylaws include amendments to Article 2 of the Current Bylaws, as set forth in Appendix B to this proxy statement.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the amendment and restatement of the Company’s Certificate of Incorporation and the amendment and restatement of the Company’s Bylaws to declassify the Board of Directors and to make related changes, effective immediately after the Annual Meeting of Stockholders.

PROPOSAL NO. 3 —AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND AMENDMENT AND RESTATEMENT OF THE COMPANY’S BYLAWS TO ELIMINATE THE REQUIREMENT THAT STOCKHOLDER WRITTEN CONSENTS MUST BE UNANIMOUS

Our Board of Directors has approved, and hereby recommends that our stockholders approve, the amendment and restatement of the Company’s Certificate of Incorporation (the “Restated Certificate”) which would replace the Company’s current Amended and Restated Certificate of Incorporation (the  “Current Certificate”) in its entirety, and the amendment and restatement of the Company’s Bylaws (the “Restated Bylaws”), which would replace the current Amended and Restated Bylaws (“Current Bylaws”) in their entirety, to eliminate the requirement that stockholder written consents must be unanimous.

Currently, any action required or permitted to be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so taken, is signed by the holders of all of the outstanding shares of stock that would be entitled to vote thereon at a meeting of stockholders.

If this Proposal No. 3 is approved by stockholders, the Current Certificate and the Current Bylaws would be amended and restated to remove the requirement that stockholder written consents must be unanimous, so that by default under Section 228 of the Delaware General Corporation Law, stockholders holding not less than the minimum number of votes that would be necessary to authorize or take an action at a meeting at which all shares entitled to vote thereon were present and voted, may take the same action by written consent. The Restated Certificate and the Restated Bylaws would also eliminate the supermajority vote required to alter, amend or repeal these provisions in the future.

Under the terms of the Current Certificate and the Current Bylaws, the Restated Certificate and the Restated Bylaws must be adopted by the affirmative vote of the holders of at least 75% of the votes which all of the stockholders would be entitled to cast at an annual election of directors or class of directors. If the Restated Certificate and the Restated Bylaws are not adopted by the stockholders, they may continue to act only by unanimous written consent of all shares of common stock issued and outstanding.

In order to eliminate the requirement that stockholder written consents must be unanimous, the proposed Restated Certificate includes amendments to Article Thirteenth of the Current Certificate, as set forth in Appendix A to this proxy statement, and the proposed Restated Bylaws include amendments to Article 1 of the Current Bylaws, as set forth in Appendix B to this proxy statement.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the amendment and restatement of the Company’s Certificate of Incorporation and the amendment and restatement of the Company’s Bylaws to eliminate the requirement that stockholder written consents must be unanimous.

PROPOSAL NO. 4 — RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017, and to perform such other appropriate accounting services as may be approved by the Audit Committee.

The Audit Committee and the Board of Directors propose and recommend that our stockholders ratify the selection of Grant Thornton to serve as our company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

If stockholders do not ratify the appointment of Grant Thornton, the Audit Committee will reconsider its selection, but it retains sole responsibility for appointing and terminating our independent registered public accounting firm.

Representatives of Grant Thornton will be present at the Annual Meeting to respond to appropriate questions. They also will have an opportunity to make a statement if they wish to do so.

Audit, Audit-Related, Tax and Other Fees

The tables below present fees for professional services rendered by Grant Thornton and its affiliates for the fiscal year ended December 31, 2016 and the nine-month transition period beginning immediately after the Merger and ended December 31, 2015.

	Aggregate Amount Billed

	2016	2015
Audit Fees(1)	$298,512	$316,505
Audit Related Fees(2)	33,280	15,600
Tax Fees(3)	9,691	7,066

(1)
Audit fees consisted of the audit of our annual financial statements for the fiscal year ended December 31, 2016 and the nine-month transition period beginning immediately after the Merger and ended December 31, 2015.

(2)
Audit related fees for the current and prior year consisted of fees related to our annual 401(k) audit.  Fees for the current year also include fees related to the Accelmed Investment and Pell debt conversion.

(3)	Tax fees are for work associated with our international subsidiaries.

Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures pursuant to which all audit, audit-related and tax services, and all permissible non-audit services provided by our independent registered public accounting firm must be pre-approved by the Audit Committee. All services rendered by Grant Thornton during our fiscal year 2016 were permissible under applicable laws and regulations and were approved in advance by the Audit Committee in accordance with the rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002, other than de minimis non-audit services allowed under applicable law.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

CORPORATE GOVERNANCE

Introduction

Our shares of common stock trade on The NASDAQ Stock Market, Inc. (“NASDAQ”) under the symbol “CGNT.”

Over the last several years, our Board of Directors has taken several actions to improve our corporate governance. These actions include the approval of:

•	Revised charters for the Audit Committee, the Compensation Committee and the Governance and Nominating Committee of the Board of Directors;

•	Revised Amended and Restated Code of Ethics and Business Conduct;

•	Revised Insider Trading Policy;

•	Adoption of Corporate Governance Guidelines;

•	Adoption of a Policy Statement Regarding Director Nominations; and

•	Adoption of Director Expense Reimbursement Policy.

At the Annual Meeting of Stockholders, our Board of Directors is recommending additional corporate governance enhancements that increase director accountability, namely that stockholders approve our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to:

•	Declassify the Board of Directors,

•	Permit stockholders holding a majority of the shares then entitled to vote at an election of directors to remove directors either with or without cause, and

•	Remove the requirement that stockholder written consents must be unanimous.

Instead, in accordance with the default provision under Delaware law, stockholder written consents could be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Corporate Governance Guidelines

The Board of Directors has adopted and periodically reviews our Corporate Governance Guidelines. These Corporate Governance Guidelines are intended to serve as a flexible framework within which the Board of Directors may conduct its business. A copy of these Corporate Governance Guidelines can be found on the Corporate Governance section of our corporate website at http://ir.cogentixmedical.com. Among the topics addressed in our Corporate Governance Guidelines are:

•	Director Qualification Standards and Responsibility

•	Size of the Board of Directors

•	Board Committees

•	Board Leadership

•	Board Meetings

•	Executive Sessions of Independent Directors

•	Director Compensation

•	Conflict of Interest and Director Independence

•	Ethical Conduct and Confidentiality

Director Independence

For a director of our company to be considered independent, the Board of Directors must affirmatively determine that the director meets the independence standards under the listing standards of NASDAQ, and the Board of Directors must affirmatively determine that the director has no material relationship with us, either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with us. The Board of Directors will consider all relevant facts and circumstances in making an independence determination, including all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other relationships any director may have with us. The Board has determined that all of the directors and director nominees, other than former director Mr. Kill and current directors Messrs. Hammers, Pell and Zauberman, based on their past and present employment relationships with our company, satisfy the independence standards of NASDAQ.

Because a majority of the voting power of Cogentix’s outstanding common stock is owned or controlled by Lewis Pell and Accelmed, acting as a group pursuant to the Voting Agreement described under the caption “Information About Director Appointments in Connection with the Pell Debt Conversion and Accelmed Investment,” the Company qualifies as a “controlled company” under NASDAQ Rule 5615(c)(2). As a result, the Company is exempt from certain NASDAQ listing requirements, including the requirements to have a majority of independent directors on the Board and fully independent Compensation and Governance and Nominating Committees. However, the Company continues to meet those requirements as of the date of this proxy statement.

Board Leadership Structure

The Board of Directors believes that our stockholders are best served if the Board of Directors retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. Accordingly, under our Corporate Governance Guidelines, the offices of Chair of the Board and Chief Executive Officer may or may not be separated. However, under our Corporate Governance Guidelines, if at any time the Chief Executive Officer also serves as the Chair of the Board, the Board of Directors will elect an independent director as the lead director.

Uri Geiger currently serves as our independent Chairman of the Board. Darin Hammers currently serves as our President and Chief Executive Officer. We currently believe this leadership structure provides both independent oversight and familiarity with the day-to-day operations of our company, and that it is in the best interests of our company and stockholders.

Executive Sessions

At each regular meeting of the Board of Directors, our independent directors meet in executive session with no company management or other interested directors present during a portion of the meeting. Mr. Geiger, as our independent Chairman of the Board, presides over these executive sessions and serves as a liaison between the independent directors and our Chief Executive Officer.

Board Meetings and Attendance

The Board of Directors held 17 meetings during our fiscal 2016. All of our directors attended 75 percent or more of the aggregate meetings of the Board of Directors and all committees on which they served during our fiscal 2016.

Board Committees

The Board of Directors has three standing committees: Audit Committee, Compensation Committee and Governance and Nominating Committee. Each of these committees has the composition and responsibilities described below. The Board of Directors from time to time may establish other committees to facilitate the management of our company and may change the composition and the responsibilities of our existing committees. Each of our three standing committees has a charter which can be found on the on the Corporate Governance section of our corporate website at http://ir.cogentixmedical.com. The table below summarizes the current membership of each of our three standing board committees by our non-employee directors. None of our employee directors or non-independent directors serve as a member of any of our board committees.

Director	Audit	Compensation	Governance and Nominating Committee
James D’Orta	√	Chair	√
Cheryl Pegus	√	√	Chair
Kenneth Samet	Chair	—	√
Nachum Shamir	—	√	—

Audit Committee

Responsibilities. The primary responsibilities of the Audit Committee include:

•
overseeing our accounting and financial reporting processes, systems of internal control over financial reporting and disclosure controls and procedures on behalf of the Board of Directors and reporting the results or findings of its oversight activities to the Board of Directors;

•
having sole authority to appoint, retain and oversee the work of our independent registered public accounting firm and establishing the compensation to be paid to the independent registered public accounting firm;

•
establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and/or or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•
reviewing and pre-approving all audit services and permissible non-audit services to be performed for us by our independent registered public accounting firm as provided under the federal securities laws and rules and regulations of the SEC; and

•
overseeing our system to monitor and manage risk, and legal and ethical compliance programs, including the establishment and administration (including the grant of any waiver from) of a written code of ethics applicable to each of our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The Audit Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition and Audit Committee Financial Expert. The current members of the Audit Committee are Mr. Samet, Ms. Pegus and Mr. D’Orta. Mr. Samet is the chair of the Audit Committee.

Each current member of the Audit Committee qualifies as “independent” for purposes of membership on audit committees under the listing standards of NASDAQ and the rules and regulations of the SEC and is “financially literate” under the listing standards of NASDAQ. In addition, the Board of Directors has determined that Mr. Samet qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC and meets the qualifications of “financial sophistication” under the listing standards of NASDAQ. These designations related to the Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters are disclosure requirements of the SEC and NASDAQ and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board of Directors.

Meetings. The Audit Committee met 6 times during our fiscal 2016.

Compensation Committee

Responsibilities. The primary responsibilities of the Compensation Committee include:

•
determining the annual salaries, incentive compensation, long-term incentive compensation, special or supplemental benefits or perquisites and any and all other compensation applicable to our Chief Executive Officer and other executive officers;

•
determining any revisions to corporate goals and objectives with respect to compensation for our chief executive officer and other executive officers and establishing and leading a process for the full Board of Directors to evaluate the performance of our Chief Executive Officer and other executive officers in light of those goals and objectives;

•	administering our equity-based compensation plans, including determining specific grants of incentive awards for executive officers and other employees under our equity-based compensation plans;

•
reviewing and discussing with our Chief Executive Officer and reporting periodically to the Board of Directors plans for executive officer development and corporate succession plans for the Chief Executive Officer and other key executive officers and employees; and

•	establishing and leading a process for determination of the compensation applicable to the non-employee directors on the Board of Directors.

The Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition. The current members of the Compensation Committee are Mr. D’Orta, Ms. Pegus and Mr. Shamir. Mr.. D’Orta is the chair of the Compensation Committee. Each of the three current members of the Compensation Committee is an “independent director” under the listing standards of NASDAQ and a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Meetings. The Compensation Committee met four times during our fiscal 2016.

Governance and Nominating Committee

Responsibilities. The primary responsibilities of the Governance and Nominating Committee are:

•
overseeing all aspects of corporate governance, including acting as an independent committee evaluating transactions between our company and significant stockholders, directors and director nominees, or executive officers;

•	succession planning and identifying individuals qualified to become members of the Board of Directors;

•	recommending director nominees for each annual meeting of our stockholders and director nominees to fill any vacancies that may occur between meetings of stockholders;

•	being aware of best practices in corporate governance and developing and recommending to the Board of Directors a set of Corporate Governance Guidelines; and

•	developing and overseeing a Board and Board committee evaluation process.

The Governance and Nominating Committee annually reviews transactions between the Company and its significant stockholders, directors and director nominees, or executive officers that are greater than $120,000. The review encompasses transactions with affiliates and immediate family members. When reviewing related party transactions, the Governance and Nominating Committee considers all relevant facts and circumstances, including:

•	the commercial reasonableness of the terms;

•	the benefit and perceived benefits, or lack thereof, to our company;

•	opportunity costs of alternate transactions; and

•	the materiality and character of the related person’s interest, and the actual or apparent conflict of interest of the related person.

The Governance and Nominating Committee only approves or ratifies a related party transaction when it determines that, upon consideration of all relevant information, the transaction is in, or is not inconsistent with, the best interests of our company and stockholders. No related party transactions will be consummated without the approval or ratification of our Governance and Nominating Committee. It is our policy that directors interested in a related party transaction will recuse themselves from any vote relating to a related party transaction in which they have an interest.

The Governance and Nominating Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition. The current members of the Governance and Nominating Committee are Ms. Pegus, Mr. D’Orta and Mr. Samet. Ms. Pegus is the chair of the Governance and Nominating Committee. Each of the three current members of the Governance and Nominating Committee is an “independent director” within the meaning of the listing standards of NASDAQ.

Meetings. The Governance and Nominating Committee met four times during our fiscal 2016.

Director Nominations Process

Our company’s Policy Statement regarding Director Nominations (“Director Nominating Policy”) can be found on the Corporate Governance section of our corporate website at http://ir.cogentixmedical.com. The Governance and Nominating Committee is responsible for identifying, reviewing, and recommending to the Board of Directors director nominees.

It is the Governance and Nominating Committee’s policy to consider director candidates recommended by our stockholders. It is further the Committee’s policy to apply the same criteria in reviewing candidates proposed by stockholders as it employs in reviewing candidates proposed by any other source. During 2016, we received no recommendations of director candidates from our stockholders other than as described under the caption “Information About Director Appointments in Connection with the Pell Debt Conversion and Accelmed Investment.”

Stockholders who wish to suggest a candidate for our Board of Directors may submit a written recommendation to the Corporate Secretary, Cogentix Medical, Inc., 5420 Feltl Road, Minnetonka, Minnesota 55343, along with the stockholder’s name, address and the number of Cogentix shares beneficially owned; the name of the candidate being recommended and the number of Cogentix shares beneficially owned by the candidate; the candidate’s biographical information describing experience and qualifications; a description of all agreements, arrangements or understandings between the stockholder and candidate being recommended; and the candidate’s consent to serve as a director, if elected. The Committee may request that the stockholder provide certain additional information. For the Board to consider a candidate for nomination at the 2018 Annual Meeting, shareholders should submit the required information to the Corporate Secretary by December 26, 2017.

Under the Director Nominating Policy, the Governance and Nominating Committee considers, among other factors, personal qualities, experience, independence, commitment, antitrust considerations, willingness to serve, professional skills and background, diversity and corporate directorships for reviewing and recommending director candidates for election. And these qualifications may change significantly during the course of a year, depending on changes in the Board of Directors and our company’s business needs and environment.

The Governance and Nominating Committee conducts periodic assessments of the overall composition of the Board of Directors in light of our company’s current and expected business needs and structure and, as a result of such assessments, the Committee may establish specific qualifications that it will seek in director candidates. In light of such assessments, the Committee may seek to identify new director candidates who possess (i) the specific qualifications established by the Committee and (ii) who satisfy the other requirements for the Board of Directors and committee membership as set forth in the Company’s Certificate of Incorporation and Bylaws and other relevant policies.

On an annual basis, the Governance and Nominating Committee also reviews incumbent candidates for re-nomination to the Board of Directors. This review involves an analysis of whether the directors satisfy applicable regulatory requirements for service on the Board of Directors and its committees (including qualifying as independent), evaluating the past performance of directors in light of the criteria set forth in the Director Nominating Policy, the input of other directors regarding the performance of the directors seeking re-nomination and considering the overall composition of the Board of Directors in light of our company’s current and expected future business needs and structure.

The Governance and Nominating Committee then annually recommends a slate of candidates to be considered by the Board of Directors and to be submitted for approval to our stockholders at our annual stockholders meeting. This slate of candidates may include both incumbent and new directors. In addition, apart from this annual process, the committee may, in accordance with our governing documents, recommend that the Board of Directors elect new members of the Board of Directors who will serve until the next annual stockholders meeting.

Of the three directors nominated for election at the 2017 Annual Meeting, two were newly appointed to the Board in fiscal 2016. Mr. Shamir was recommended by Accelmed, pursuant to the terms of the Voting Agreement, as described under the caption “Information About Director Appointments in Connection with the Pell Debt Conversion and Accelmed Investment.” Mr. Samet was recommended by Mr. D’Orta, a current director.

Board Oversight of Risk

The Board of Directors as a whole has responsibility for risk oversight, with more in-depth reviews of certain areas of risk being conducted by the relevant Board committees that report on their deliberations to the full Board of Directors. The Board and its committees fulfill their oversight responsibilities with the supported of management, whose reporting processes are designed to provide information to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. Areas of risk evaluated include regulatory, operational, financial (accounting, credit, liquidity and tax), legal, compensation, competitive, health, safety and environment, economic, political and reputational risks.

The standing committees of the Board of Directors oversee risks associated with their respective principal areas of focus. The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, on our processes for the management of business and financial risk, our financial reporting obligations and for compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee, along with management, is also responsible for developing and participating in a process for review of important financial and operating topics that present potential significant risk to our company. The Compensation Committee is responsible for overseeing risks and exposures associated with our compensation programs and arrangements, including our executive and director compensation programs and arrangements, and management succession planning. The Governance and Nominating Committee oversees risks relating to our corporate governance matters and policies and director succession planning.

We recognize that a fundamental part of risk management is understanding not only the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for that company. Through their involvement in setting our business strategy, the Board can assess management’s appetite for risk and also determine what constitutes an appropriate level of risk for our company.

We believe our current Board leadership structure is appropriate and helps ensure proper risk oversight for our company. The full Board of Directors conducts general risk oversight in connection with its role in reviewing our key long-term and short-term business strategies and monitoring on an on-going basis the implementation of our key business strategies, while our standing Board committees conduct more specific risk oversight related to their responsibilities. The Chair ensures that there is sufficient time on the Board agenda for risk management discussions.

Code of Ethics and Business Conduct

The Board of Directors adopted our Amended and Restated Code of Ethics and Business Conduct, which applies to all of our directors, executive officers, and other employees, and meets the requirements of the SEC. A copy of our Code of Ethics and Business Conduct is available on the Corporate Governance section of our corporate website at http://ir.cogentixmedical.com. We intend to disclose any future amendments to our Amended and Restated Code of Ethics, or waivers granted to our executive officers from a provision to the Amended and Restated Code of Ethics, on our website.

Audit Committee Report

This report is furnished by the Audit Committee of the Board of Directors with respect to our financial statements for the year ended December 31, 2016.

One of the purposes of the Audit Committee is to oversee our accounting and financial reporting processes and the audit of our annual financial statements. Our management is responsible for the preparation and presentation of complete and accurate financial statements. Our independent registered public accounting firm, Grant Thornton, is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit.

In performing its oversight role, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2016 with our management. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with Grant Thornton, our independent registered public accounting firm, the matters required to be discussed under Public Company Accounting Oversight Board standards. The Audit Committee has received the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with audit committees concerning independence. The Audit Committee has discussed with Grant Thornton its independence and concluded that the independent registered public accounting firm is independent from our company and our management.

Based on the review and discussions of the Audit Committee described above, the Audit Committee recommended to the Board of Directors that our audited financial statements for the year ended December 31, 2016 be included in our annual report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Audit Committee
Kenneth Samet, Chair
James D’Orta
Cheryl Pegus

Policy Regarding Director Attendance at Annual Meetings of Stockholders

Although it is not a policy of the Board of Directors, all members of the Board of Directors are expected to make reasonable efforts to attend our annual meeting of stockholders, if their schedules permit.

Process Regarding Stockholder Communications

Stockholders may communicate with the Board of Directors or any one particular director by sending correspondence, addressed to our Corporate Secretary, Cogentix Medical, Inc., 5420 Feltl Road, Minnetonka, Minnesota 55343, with an instruction to forward the communication to the Board of Directors or one or more particular directors. Our Corporate Secretary will forward promptly all such stockholder communications to the Board of Directors or the one or more particular directors, after ascertaining whether the communications are appropriate to duties and responsibilities of the Board.

DIRECTOR COMPENSATION

Overview of Director Compensation Program

As described in more detail under the heading “Corporate Governance—Compensation Committee—Responsibilities,” the Board of Directors has delegated to the Compensation Committee the responsibility, among other things, to establish and lead a process for the determination of compensation payable to our non-employee directors. The Compensation Committee makes recommendations regarding compensation payable to our non-employee directors to the entire Board of Directors, which then makes final decisions regarding such compensation.

Cash Compensation

The annual cash compensation paid to our non-employee directors through August 15, 2016 of the fiscal year ended December 31, 2016 consisted of the following retainers paid in quarterly installments at the end of each quarter:

Description	Annual Cash Retainer
Non-employee Director	$24,000
Board Chair	$12,000
Audit Committee Chair	$8,000
Audit Committee Member	$5,000
Nominating/Governance Committee Chair	$3,500
Nominating/Governance Committee Member	$2,000
Compensation Committee Chair	$-
Compensation Committee Member	$4,000

These retainers were subsequently increased effective August 16, 2016 based on a competitive analysis of non-employee director compensation among peer companies, which was performed by the independent compensation consultant Arthur J. Gallagher and shared with the Compensation Committee:

Description	Annual Cash Retainer
Non-employee Director	$50,000
Board Chair	$25,000
Audit Committee Chair	$12,000
Audit Committee Member	$6,000
Nominating/Governance Committee Chair	$6,000
Nominating/Governance Committee Member	$2,500
Compensation Committee Chair	$8,000
Compensation Committee Member	$4,500

Mr. Geiger has waived all retainers for his service as Chair of the Board and as a non-employee director. The Company reimburses him quarterly, per the Purchase Agreement, for (i) expenses incurred in connection with his service to the Board for an amount not to exceed $32,000 annually and (ii) reasonable and documented travel expenses incurred in connection with his service to the Board.

Mr. Pell did not receive any compensation for his services as a member of the Board of Directors of our company during fiscal 2016. However, Mr. Pell received approximately $34,100 in cash as a salary for his service as an employee of our company during the fiscal year and also received secretarial support for which our company paid approximately $52,000 in cash during fiscal 2016.

In fiscal 2016, the Board of Directors established a Special Committee of the Board, whose charter included the authority to review, evaluate, negotiate and approve the Pell debt conversion and the Accelmed investment, as well as the authority to evaluate any other conflicts of interest that could arise in connection with a potential change in control of the Company that could result from the proposed transactions. Directors Pegus, Samet and D’Orta served on the Committee, and for their service, they each received $27,000 in directors’ fees.

Equity-Based Incentive Compensation

In addition to cash compensation, during the fiscal year ended December 31, 2016, each of our current non-employee directors received restricted stock awards for 100,000 shares, an increase from the 22,300 restricted shares that our non-employee directors received in the prior fiscal year. The restricted stock awards vest six months from the date of the grant. Mr. Geiger waived his restricted stock award for 2016.

Director Compensation Table for Fiscal 2016

The table below provides summary information concerning the compensation of each individual who served as a non-employee director of Cogentix during the year ended December 31, 2016:

DIRECTOR COMPENSATION – FISCAL 2016

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
James D’Orta(4)	$62,499	$109,990	$—	$—	$172,489
Uri Geiger(4)	—	—	—	—	—
Kenneth Paulus(4)	—	—	—	—	—
Cheryl Pegus	75,599	109,990	—	—	185,589
Kevin Roche(4)	13,704	—	—	—	13,704
Kenneth Samet(4)	60,202	109,990	—	—	170,192
Nachum Shamir(4)	8,333	213,000	—	—	221,333
James Stauner(4)	16,286	—	—	—	16,286
Sven Wehrwein(4)	10,250	—	—	—	10,250
Howard Zauberman	41,585	109,990	—	—	151,575

(1)	Includes $27,000 in fees for Special Committee service for each of Drs. Pegus, Samet and D’Orta.

(2)
Amounts reported in the “Stock Awards” column represent the aggregate grant date fair value for restricted stock awards granted to each director in fiscal 2016 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value is determined based on the fair value of our common stock at the date of the grant. As of December 31, 2016, restricted stock grants of 100,000 to each of Messrs. D’Orta, Samet, Shamir and Zauberman and Ms. Pegus were outstanding.

(3)	No option awards were granted to our non-employee directors during fiscal 2016.

(4)
Mr. Wehrwein resigned from the Board effective March 23, 2016. Mr. Stauner did not stand for re-election at the May 2016 Annual Meeting, and Messrs. Paulus and Roche resigned, effective May 24, 2016. Mr. D’Orta joined the Board effective May 24, 2016. Mr. Samet joined the Board effective June 21, 2016. Messrs. Geiger and Shamir became directors of our company in connection with the closing of the Accelmed investment on November 3, 2016.

EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

Compensation Philosophy. The compensation we provide to our executive officers is designed both to attract and retain high quality executives to advance our business, and to provide both short-term and long-term incentives to those executives to enhance our performance. To that end, executive compensation consists of three primary elements: base salary, a short-term cash incentive opportunity under our Management Incentive Plan (“MIP”), and long-term equity incentive compensation. Although we set the level of compensation for our executives by reference to competitive compensation in a peer group of smaller, public medical device companies, we also adjust our executive compensation to attract and retain managers capable of accommodating rapid growth.

Objectives of Our Executive Compensation Program. Our compensation program for our executive officers are designed to achieve the following primary objectives:

•	focus executive behavior on achievement of our annual and long-term objectives and strategy;

•	provide a competitive compensation package that enables us to attract and retain, on a long-term basis, talented executives;

•
provide a total compensation structure that the Compensation Committee believes is at least comparable with similarly-sized companies in the life sciences industry for which we would compete for talent and which consists of a mix of base salary, equity and cash incentives; and

•	align the interests of management and stockholders by providing management with long-term incentives through equity ownership.

Accordingly, the Compensation Committee of our company also considers the following additional factors in designing our executive compensation program to further promote and achieve our compensation objectives:

•	each executive’s position within the company and the level of responsibility;

•	the ability of the executive to affect key business initiatives;

•	the executive’s individual experience and qualifications;

•	company and individual performance; and

•	the executive’s current and historical compensation levels.

Determining Executive Compensation. The Compensation Committee is responsible for establishing and administering compensation for our executive officers, including our Chief Executive Officer, and exercising oversight of compensation practices for all employees, including strategies for attracting, developing and motivating employees. Each of the members of the Compensation Committee is an “independent director” under the listing standards of NASDAQ and a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

The Compensation Committee of our company (i) meets as appropriate to discuss the executive compensation plan, including MIP performance measures and targets, (ii) generally retains the assistance of an independent compensation consultant every other year, and (iii) then formally establishes and approves the executive compensation plan. In fiscal 2016, the Committee engaged Arthur J. Gallagher as its independent compensation consultant, and the consultant assisted the Committee with designing Board compensation as well as assessing executive compensation.

The Compensation Committee consults with the Chief Executive Officer and other members of management in order to provide financial information and other relevant information, and specifically, to align the performance measures and targets of the annual incentive program with the proposed operating plan for the upcoming fiscal year. At the end of the fiscal year, the Chief Executive Officer participates in the Compensation Committee’s discussions regarding compensation actions for the executives, including any base salary adjustments; annual incentive awards and long-term equity incentive awards, except that he will not participate in any discussions with regard to his own compensation.

In approving compensation actions for the Chief Executive Officer, the Compensation Committee considers corporate performance during the fiscal year, solicits evaluations of the Chief Executive Officer’s individual performance from the other directors, and periodically considers competitive salary information gathered through comparative surveys pertaining to data specific to a peer group of public companies of comparable size and in the medical device industry. The Committee also reviews and approves the Chief Executive Officer’s individual performance goals for the upcoming fiscal year.

Elements of the Executive Compensation Program in Fiscal 2016

Our executive compensation program consists of three primary elements: base salary, a short-term cash incentive opportunity under our Management Incentive Plan (“MIP”), and long-term equity incentive compensation. All of our executive officers are also eligible for certain benefits offered to employees generally including: life, health, disability and dental insurance, as well as participation in our 401(k) plan.

Base Salary. Base salary is an important element of our executive compensation program as it provides executives with a fixed, regular, non-contingent earnings stream to support annual living and other expenses. The Compensation Committee’s determination of the base salary of each of our named executive officers, including the Chief Executive Officer, are based on a number of factors, including the executive’s experience and past performance, the level of skill and responsibility required by the executive’s position and his or her qualifications for the position. As described above, the Compensation Committee also considers competitive salary information and seeks to set base salary at competitive levels in relation to the companies with which our company competes for executives.

During fiscal 2016, Mr. Hammers started with a base salary of $300,000 in his role as Chief Operating Officer. Upon promotion to interim President and Chief Executive Officer, his base salary was increased to $350,000, which was subsequently increased to $425,000 effective August 22, 2016 to account for his transition from interim to permanent President and Chief Executive Officer. Mr. Reynolds had a base salary of $260,000, which was increased to $300,000 effective August 22, 2016 to be in line with market compensation. Mr. Arnold had a base salary of $231,000, which was increased to $235,000 effective August 22, 2016 to be in line with market compensation. Arthur J Gallagher, the independent compensation consultant, provided the Compensation Committee with comparative data from the Company’s peer group to assess market compensation levels. Our former CEO Mr. Kill had a base salary of $500,000 during fiscal 2016.

Short-Term Cash Incentive Compensation. In fiscal 2016, Cogentix provided its named executive officers with the opportunity to earn short-term cash incentive compensation through its Management Incentive Plan (“MIP”). The MIP is designed to provide a direct financial incentive to Cogentix’s key management, including the named executive officers, for the achievement of, or surpassing, specific corporate and individual performance goals.

Each named executive officer’s short-term cash incentive compensation is the product of:

•	individual performance goals achieved, as a percentage of total goals, multiplied by

•	corporate performance results as a percentage of target, multiplied by

•	the executive’s incentive opportunity as a percentage of base salary.

The following table describes the short-term cash incentive opportunity for each of our named executive officers under the MIP in fiscal 2016, as a percentage of base salary. Mr. Hammers started the year with a 50% cash incentive opportunity, which was increased to 65% in August in order to keep his compensation package competitive relative to peers. Similarly, Mr. Reynolds’ cash incentive opportunity was increased from 40% to 45%, and Mr. Arnold’s cash incentive opportunity was increased from 30% to 40%. For purposes of calculating short-term cash incentive under the MIP for fiscal 2016, the Company used a weighted average of each named executive officer’s two cash incentive opportunities, as shown below.

Name	Target FY 2016 Incentive Opportunity as % of Base Salary	Target FY 2016 Bonus Opportunity
Mr. Hammers	55%	$202,562
Mr. Reynolds	43%	$76,176
Mr. Arnold	33%	$78,233

For fiscal 2016, the Compensation Committee determined that Cash Operating Profit (EBITDA excluding share-based compensation and one-time charges) should be used as the corporate performance measure for the MIP, and our company must achieve a break-even Cash Operating Profit before participants became eligible for a short-term cash incentive payout. The target performance for 100% payout of the MIP was Cash Operating Profit of $1,000,000 and the maximum payout was set at 200% of target performance.

In fiscal 2016, GAAP operating loss was $1.8 million. Cash Operating Profit was $4.2 million, which resulted in bonus funding of 200% of target. Cash Operating Profit is a non-GAAP measure that is based on GAAP operating loss and that excludes the impact of non-cash expenses of $3.8 million and one-time costs of $2.2 million. We use this non-GAAP measure for internal managerial purposes and incentive compensation for senior management because we believe such measures are one important indicator of the strength and the operating performance of our business.

The aggregate pool of funds available for short-term cash incentive payouts was based on corporate performance against the Cash Operating Profit target, but payout to each participant was also linked to achievement of individual performance goals, as a percentage of total goals. Mr. Hammers and Mr. Reynolds each achieved 100% of their individual performance goals, and Mr. Arnold achieved 98% achievement.

Messrs. Hammers, Reynolds and Arnolds were paid bonuses under the MIP for fiscal 2016 in the amounts of $405,123, $152,351 and $153,336, respectively.

Long-Term Equity Incentive Compensation. In June 2016, the Compensation Committee reviewed equity compensation to our executive officers. Based upon a review of total compensation and equity compensation for the fiscal year 2016, the Compensation Committee granted restricted stock and stock options to certain members of management, including our executive officers. Effective as of June 29, 2016, 100,000 shares of restricted stock and 100,000 stock options were granted to Mr. Hammers. Mr. Reynolds received 33,000 shares of restricted stock and 33,000 stock options. Mr. Arnold received 25,000 shares of restricted stock and 25,000 stock options. The restricted stock will vest over a three year period, with one-third vesting on each of June 29, 2017, 2018 and 2019. The options have a seven-year term and vest over a three year period, with one-third vesting on each of June 29, 2017, 2018 and 2019. The exercise price of the stock options is $1.03, the closing stock price of the company on June 29, 2016.

In addition to the annual equity grants, Mr. Hammers received an equity grant upon promotion to Chief Executive Officer and President, and Mr. Reynolds received an equity grant upon returning to the company as Chief Financial Officer, both as specified in their employment agreements. See Employment Agreements section following.

Other Elements of Compensation. Executive officers also participated in various medical, dental, life, and disability benefit programs that were generally made available to all employees. Except as noted in the “Summary Compensation Table” below, we do not provide perquisites to our executive officers other than those available to all employees generally.

Employment Agreements

Cogentix has employment agreements with each of Messrs. Hammers and Reynolds. Mr. Arnold has certain severance benefits as specified in his employment offer letter.

Effective July 11, 2016, Darin Hammers was appointed as the Chief Executive Officer and President of the Company. Mr. Hammers had been serving as the interim Chief Executive Officer and President of the Company since May 24, 2016. Under the terms of his Employment Agreement dated July 11, 2016, Mr. Hammers was granted (a) an option to purchase 300,000 shares of the Company’s common stock and (b) 100,000 shares of restricted stock. The option has an exercise price equal to the last sale price of the common stock as quoted on the NASDAQ on July 11, 2016, with a term of seven years, and becomes exercisable with respect to a cumulative 100,000 shares on the first, second and third anniversaries of the start date; provided Mr. Hammers remains an employee of the Company. The restricted stock will vest with respect to a cumulative one-third of the restricted shares on the first, second and third anniversaries of the start date. Mr. Hammers will be paid his base salary for 12 months and an amount equal to his last established target bonus following termination of his employment by the Company without Cause (as defined in the Employment Agreement) or by Mr. Hammers with Good Reason (as defined in the Employment Agreement).  He is also entitled to a continuation of health benefits for twelve months.

Mr. Reynolds rejoined the Company as Executive Vice President, Chief Financial Officer and Corporate Secretary effective June 13, 2016. Under the terms of his Employment Agreement dated June 6, 2016, Mr. Reynolds was granted (a) an option to purchase 150,000 shares of the Company’s common stock and (b) 70,000 shares of restricted stock. The option has an exercise price equal to the last sale price of the common stock as quoted on the NASDAQ on his start date, June 13, 2016, with a term of seven years, and becomes exercisable with respect to a cumulative 50,000 shares on the first, second and third anniversaries of the start date; provided Mr. Reynolds remains an employee of the Company. The restricted stock will vest with respect to a cumulative one-third of the restricted shares on the first, second and third anniversaries of the start date. Mr. Reynolds will be paid his base salary for 12 months and an amount equal to his last established target bonus following termination of his employment by the Company without Cause (as defined in the Employment Agreement) or by Mr. Reynolds with Good Reason (as defined in the Employment Agreement).  He is also entitled to a continuation of health benefits for twelve months.

Mr. Arnold, under the terms of his employment offer letter, will be paid, in the event the Company terminates his employment without cause, an amount equal to his monthly base salary multiplied by the number of full years of his employment with the Company, but in no event shall post-termination payments payable to Mr. Arnold be less than six or greater than twelve months’ salary.

For each named executive officer, in the event of a Change in Control, as defined in the 2015 Omnibus Plan, in which the Company is not the surviving entity and the equity awards are not assumed, vesting on all unvested options and restricted stock will accelerate. Within two years of a change in control when the Company is the surviving entity, vesting will accelerate on all unvested options and restricted stock if the executive’s employment were to be terminated by the Company without Cause or Adverse Action or by him for Good Reason, as defined in the 2015 Omnibus Incentive Plan. Such a Change in Control occurred in November 2016 with the closing of the Accelmed investment. However, if acceleration would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code), then the “payments” to such Participant will be reduced (or acceleration of vesting eliminated) to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Each named executive officer, including Messrs. Hammers, Reynolds and Arnold, has executed an Employee Confidentiality, Inventions, Non-Solicitation and Non-Compete Agreement, under which the named executive officer agreed not to disclose confidential information, to assign to our company without charge all intellectual property relating to its business which is created or conceived during the term of employment, to not encourage employees to leave employment for any reason and to not compete with us during the term of employment and for a period of 12 months thereafter.

In connection with his resignation as President, Chief Executive Officer and Chairman of the Board effective May 23, 2016, Robert Kill is receiving severance payments pursuant to the terms of a Separation and Release Agreement dated May 23, 2016 (the “Separation and Release Agreement”). Pursuant to the terms of the Agreement, which includes certain mutual release of claims and also terminated Mr. Kill’s Employment Agreement dated July 22, 2013, as amended, (i) the Company is providing Mr. Kill with total severance payments in the amount of $1.5 million in installments commencing in July 2016 and ending in June 2018.

Summary Compensation Table

The table below provides summary compensation information concerning all compensation awarded to, earned by or paid to the individuals who served as (i) our principal executive officers during the fiscal year ended December 31, 2016,(ii) our two most highly compensated executive officers who were serving at the end of the fiscal year ended December 31, 2016, other than our principal executive officers, and (iii) two additional individuals for whom disclosure would have been provided pursuant to the applicable regulations under the Exchange Act but for the fact that the individuals were not serving as executive officers of our company at the end of the fiscal year ended December 31, 2016. Amounts for 2015 include compensation for the nine-month transition period beginning immediately after the Merger and ended December 31, 2015, when Cogentix transitioned from a March 31st to a December 31st fiscal year end.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Darin Hammers(4) President and Chief Executive Officer	2016	349,038	405,123	217,000	206,930	—	47,950	1,226,042
2015		195,000	95,433	82,000	80,036	—	708	453,177
Robert C. Kill(4) Former President, Chief Executive Officer and Chairman of the Board	2016	244,231	—	—	—	—	1,542,095	1,786,326
2015		375,000	367,050	328,000	160,073	—	5,243	1,235,366
Brett A. Reynolds(4) Senior Vice President, Chief Financial Officer and Corporate Secretary	2016	202,846	152,351	95,597	80,799	—	7,272	538,866
2015		195,000	93,971	49,200	56,025	—	4,408	398,604
Chris Arnold(4) Vice President of Sales	2016	230,269	153,336	25,750	12,553	—	7,963	429,870

(1)
Amounts reported in the “Stock Awards” column represent the aggregate grant date fair value for restricted stock awards granted to each named executive officer in fiscal 2016 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value is determined based on the fair value of our common stock at the date of the grant.

(2)
Represents the aggregate grant date fair value for option awards granted to each named executive officer computed in accordance with FASB ASC Topic 718. Details of the assumptions used in valuing these awards are set forth in Note 5 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(3)
Mr. Hammers received a $40,000 moving allowance upon being named President and Chief Executive Officer. Mr. Kill received severance in the amount of $1,500,000 as well as $36,000 for certain life insurance benefits. All other amounts represent 401(k) employer match.

(4)
Mr. Hammers became interim President and Chief Executive Officer of our company effective May 24, 2016, and he assumed this role on a permanent basis effective July 11, 2016. Mr. Reynolds became the Senior Vice President, Chief Financial Officer and Corporate Secretary of our company effective June 13, 2016. Mr. Reynolds had previously served in this role from March 31, 2015 to January 28, 2016. Mr. Arnold was not an executive officer for 2015. Mr. Kill resigned from all positions effective May 23, 2016.

Outstanding Equity Awards at Fiscal Year End

The table below provides information regarding unexercised stock option awards held by each of our named executive officers that remained outstanding at December 31, 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END - 2016

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares that have not vested (#)	Market value of shares that have not vested(1) ($)
Darin Hammers(2)	2/11/2013	$72,662	$-	$3.62	$2/10/2020	$-	$-
4/21/2014		-	-	-	-	18,165	36,512
4/27/2015		33,334	66,666	1.64	4/27/2025	33,333	66,999
6/29/2016		-	100,000	1.03	6/29/2026	100,000	201,000
7/11/2016		-	300,000	1.14	7/11/2026	100,000	201,000
Brett Reynolds(2)	6/13/2016	-	150,000	0.88	6/13/2026	70,000	140,700
6/29/2016		-	33,000	1.03	6/29/2026	33,333	66,330
Chris Arnold(2)	4/27/2015	18,166	36,330	1.64	4/27/2025	9,688	19,473
6/29/2016		-	25,000	1.03	6/29/2026	25,000	50,250

(1)
Calculated as the number of restricted stock awards that have not vested multiplied by the closing price of a share of Cogentix Medical’s common stock as reported by NASDAQ on December 30, 2016 ($2.01).

(2)	Restricted stock awards vest on a pro rata basis, so that one-third of the award vests on each of the first, second and third anniversaries of the grant date.

Potential Payments upon Termination or Change in Control

For a description of the payments available to our named executive officers in the event of their resignation, retirement or other termination, or in connection with a change in control of our company, see the description under the caption “Employment Agreements.” The following table illustrates the potential payments upon termination of each of the named executive officers who were employed by the Company on the last business day of fiscal 2016. For calculation purposes, we assumed that each named executive officer’s employment was terminated on December 31, 2016.

Name	Executive Benefits and Payments	Without Cause Termination(1) ($)	Upon a Change in Control(2) ($)	Without Cause or Good Reason Termination Following a Change in Control ($)(2)
Mr. Hammers	Lump Sum Payment Based on Salary	425,000	--	425,000
	Annual Bonus Payment(4)	276,250	--	276,250
	Acceleration of Unvested Equity Awards(3)	889,177	889,177	889,177
	Total	1,590,427	889,177	1,590,427

Mr. Reynolds	Lump Sum Payment Based on Salary	300,000	--	300,000
	Annual Bonus Payment(4)	135,000	--	135,000
	Acceleration of Unvested Equity Awards(3)	408,870	408,870	408,870
	Total	843,870	408,870	843,870

Mr. Arnold	Lump Sum Payment Based on Salary	117,500	--	117,500
	Acceleration of Unvested Equity Awards(3)	107,666	107,666	107,666
	Total	225,166	107,666	225,166

(1)	“Cause” as defined in the employment agreements.

(2)	Represents amounts that would be paid pursuant to a “change in control” of our company, where the Company is not the surviving entity, as defined in the employment agreements.

(3)
Unvested equity awards accelerate upon a change of control of our company, where the Company is not the surviving entity, pursuant to the 2015 Omnibus Incentive Plan. For unvested stock options the value is based on number of unvested option shares multiplied by the difference between: (a) $2.01, the closing price of a share of Cogentix Medical’s common stock underlying the unvested stock options as reported by NASDAQ on December 30, 2016; and (b) the exercise price of the options. For unvested restricted stock awards the value is based on the number of unvested restricted shares multiplied by $2.01, the closing price of a share of Cogentix Medical’s common stock as reported by NASDAQ on December 30, 2016.

(4)	Represents annual bonus payment at 100% of the executive officer’s target amount.

(5)
If the executive elects COBRA coverage under Cogentix Medical’s group health and dental plans, we will pay the excess of the executive’s COBRA premium over the amount the executive was paying as an active employee for coverage under Cogentix Medical’s group health and dental plans for up to 12 months. Life insurance coverage provided for 12 months at a cost no more than the executive paid as an active employee.

RELATED PERSON RELATIONSHIPS AND TRANSACTIONS

Overview

The Governance and Nominating Committee reviews related party transactions and only approves or ratifies a related party transaction when it determines that, upon consideration of all relevant information, the transaction is in, or is not inconsistent with, the best interests of our company and its stockholders. Our policy with respect to transactions in which any of its directors or officers may have an interest, requires that such transaction (i) be on terms no less favorable to our company than could be obtained from unaffiliated third parties and (ii) be approved by the Governance and Nominating Committee and a majority of the uninterested, outside members of the Board of Directors. It is our policy that directors interested in a related party transaction will recuse themselves from any vote relating to a related party transaction in which they have an interest. All related party transactions in the nine-month transition period ending December 31, 2015 and in fiscal 2016 and up to the latest practicable date before the printing of this proxy statement were approved in accordance with our policy.

Conversion of Pell Notes and Warrants

As a condition to the Accelmed investment, on September 7, 2016, we entered into the Note Exchange Agreement with Mr. Pell, under which the debt we owed to Mr. Pell was converted into our common stock at a price per share of $1.67. The Note Exchange Agreement also provided that, simultaneously with the conversion of such debt, all outstanding warrants to purchase our common stock that were held by Mr. Pell would be cancelled. We converted the outstanding principal amount, approximately $28.5 million, and accrued interest, approximately $1.0 million, on our promissory notes held by Mr. Pell into 17,688,423 shares of our common stock.

In fiscal 2016, the Board of Directors established a Special Committee of the Board, whose charter included the authority to review, evaluate, negotiate and approve the Pell debt conversion and the Accelmed investment, as well as the authority to evaluate any other conflicts of interest that could arise in connection with a potential change in control of the Company that could result from the proposed transactions. The Special Committee engaged an investment banking firm to provide a fairness opinion regarding the proposed transactions. The Special Committee recommended, and the Board approved, the transactions in September 2016, subject to stockholder approval. In November 2016, the Company’s stockholders approved the transactions

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Stockholder Proposals for 2017 Annual Meeting

Stockholder proposals intended to be presented in our proxy materials relating to our 2018 Annual Meeting of Stockholders must be received by us on or before December 26, 2017 unless the date of the meeting is changed by more than 30 calendar days from the date of the annual meeting of stockholders for our fiscal 2017, and must satisfy the requirements of the proxy rules promulgated by the SEC.

For any other stockholder proposals to be presented at our next annual meeting of stockholders, Rule 14a-4(c) under the Exchange Act provides that if a proponent of a proposal fails to notify us at the address below at least 45 days prior to the month and day of mailing of the prior year’s proxy statement (or any date specified in an advance notice provision), then the management proxy holders will be allowed to use their discretionary voting authority with respect to the voting of proxies when the proposal is presented at the meeting, without any discussion of the matter in the proxy statement. With respect to our 2018 Annual Meeting of Stockholders, if we are not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in our proxy statement, by March 13, 2018, the management proxy holders will be allowed to use their discretionary authority with respect to the voting of proxies.

Annual Report

We have sent or made available electronically to each of our stockholders a copy of our annual report on Form 10-K (without exhibits) for the year ended December 31, 2016. The exhibits to our Form 10-K are available by accessing the SEC’s EDGAR filing database at www.sec.gov. We will furnish a copy of any exhibit to our Form 10-K upon receipt from any such person of a written request for such exhibits upon the payment of our reasonable expenses in furnishing the exhibits. This request should be sent to: Cogentix Medical, Inc., 5420 Feltl Road, Minnetonka, Minnesota 55343, Attn: Corporate Secretary.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Notice of Internet Availability of Proxy Materials, proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household unless otherwise instructed by such stockholders. We will deliver promptly a separate copy of these documents to any stockholder upon written or oral request to our Corporate Secretary, at Cogentix Medical, Inc., 5420 Feltl Road, Minnetonka, Minnesota 55343, telephone: (952) 426-6192. Any stockholder who wants to receive separate copies of our Notice of Internet Availability of Proxy Materials, proxy statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.

Cost and Method of Solicitation

In addition to solicitation by mail, our directors, officers, employees and agents, without additional remuneration, may solicit proxies from our stockholders by personal interviews, telephone, fax or other electronic means. We have engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and information support, for a service fee, plus customary disbursements, which are not expected to exceed $10,000 in total. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of our common stock for the forwarding of solicitation materials to the beneficial owners of our common stock. We will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please exercise your right to vote as soon as possible by using Internet or telephone voting as described on the proxy card or Notice Regarding the Availability of Proxy Materials, or by completing, signing, dating and returning your proxy card.

Appendix A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
COGENTIX MEDICAL, INC.

~~Incorporated pursuant to an original Certificate of Incorporation filed~~ The present name of the Corporation is Cogentix Medical, Inc.  The Corporation was incorporated under the name "Machida Incorporated" by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on October 19, ~~1987 as previously amended pursuant to (i) an amendment filed September 19, 1988; (ii) an amendment for merger filed October4, 1988; (iii) an amendment for merger filed March 31, 1989; (iv) an amendment filed June 2, 1989; (v) an amendment filed September 12, 1989; (vi) an amendment filed December 18, 1990; (vii) a certificate of stock designations filed December 18, 1990; (viii) a certificate of resignation of registered agent filed May 1, 1991; (ix) a certificate of change of registered agent filed May 16,1991; (x) an amendment filed May 17, 1991; (xi) an amendment filed February 28,1992; (xii) an amended certificate of stock designations filed February 28,1992; (xiii) an amendment filed June 3, 1992; (xiv) an amendment filed November 24, 1992; (xv) a certificate of correction filed February 9, 1993; (xvi) an amendment to the certificate of stock designations filed February 9, 1993; and (xvii) a certificate of retirement filed February 9, 1993~~1987. This Amended and Restated Certificate of Incorporation ~~(i) effects changes in the first paragraph of Article FOURTH and in the first paragraph of Article THIRTEENTH contained in an amendment to the Certificate of Incorporation filed June 3, 1992 pursuant to Section 242 of the General Corporation Law of the State of Delaware, which changes became effective subsequent to June 3, 1992 and (ii)~~of the Corporation, which restates and integrates ~~the Certificate of Incorporation~~ and also further amends the provisions of the Corporation ~~and, as such~~’s certificate of incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. ~~We, the undersigned, for purposes of restating the Certificate of Incorporation of Vision-Sciences, Inc. pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, do hereby~~ certifyThe certificate of incorporation of the Corporation is hereby amended, integrated and restated to read in its entirety as follows:

FIRST. The name of the Corporation is:
Cogentix Medical, Inc.

SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, ~~in the city of~~ Wilmington, ~~County of~~ New Castle~~.~~ County, Delaware 19801.  The name of its registered agent at such address is the Corporation Trust Company.

THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of all classes of stock that the Corporation shall have authority to issue is (i) one hundred million (100,000,000) shares of Common Stock, $0.01 par value per share ("Common Stock"), and (ii) five-million (5,000,000) shares of Preferred Stock, $0.01 par value per share ("Preferred Stock").

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions of the Board of Directors providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock or any other series to the extent permitted by law. No vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

FIFTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

1. Election of directors need not be by written ballot.

2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

SIXTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

SEVENTH. Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

EIGHTH.

1. ACTIONS, SUITS AND PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee") or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

2. ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

3. INDEMNIFICATION FOR EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or NOLO CONTENDERE by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

4. NOTIFICATION AND DEFENSE OF CLAIM. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

5. ADVANCE OF EXPENSES. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, PROVIDED, HOWEVER, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

6. PROCEDURE FOR INDEMNIFICATION. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), (b) if no such quorum is obtainable, a majority vote of a committee of two or more disinterested directors, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may be regular legal counsel to the Corporation), or (e) a court of competent jurisdiction.

7. REMEDIES. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

8. SUBSEQUENT AMENDMENT. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

9. OTHER RIGHTS. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

10. PARTIAL INDEMNIFICATION. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

11. INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

12. MERGER OR CONSOLIDATION. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

13. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

14. DEFINITIONS. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

15. SUBSEQUENT LEGISLATION. If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

NINTH. Notwithstanding any other provision of law, the Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, Articles SEVENTH, EIGHTH and NINTH. Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

~~TENTH. [Intentionally Deleted.]~~

~~ELEVENTH. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of Delaware.~~

TENTH. ~~TWELFTH.~~ This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1. NUMBER OF DIRECTORS. The number of directors of the Corporation shall not be less than ~~three~~seven. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time pursuant to a resolution adopted by the Board of Directors.

~~2. CLASSES OF DIRECTORS. The Board of Directors shall be and is divided into three classes; Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.~~

2. ~~3.~~ ELECTION OF DIRECTORS. Elections of directors need not be by written ballot except as and to the extent provided in the By-laws of the Corporation.

~~4. TERMS OF OFFICE. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting following the end of the Corporation's fiscal year ending March 31, 1992; and each initial director in Class II shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending March 31, 1993; and provided further, that the term of each director shall continue until the election and qualification of his/her successor and shall be subject to his/her earlier death, resignation or removal.~~

~~5. ALLOCATION OF DIRECTORS AMONG CLASSES IN THE EVENT OF INCREASES OR DECREASES IN THE NUMBER OF DIRECTORS. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he/she is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class.~~

3. ~~6.~~ QUORUM; ACTION AT MEETING. A majority of the directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section 1 above constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the By-laws of the Corporation or by this certificate of Incorporation.

~~7. REMOVAL. If and for so long as the Board of Directors is classified pursuant to Section 141(d) of the Delaware General Corporation Law, stockholders may effect the removal of a director or the entire Board of Directors only for cause, unless this Certificate of Incorporation otherwise provides.~~

4. ~~8.~~ VACANCIES. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next ~~election of the class for which such director shall have been chosen~~annual meeting, subject to the election and qualification of his/her successor and to his/her earlier death, resignation or removal.

~~9. AMENDMENTS. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 75% of the votes which all of the stockholders would be entitled to cast at an annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TWELFTH.~~

~~THIRTEENTH. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of all of the outstanding shares of stock that would be entitled to vote thereon at a meeting of stockholders. Notwithstanding any other provisions of law, the Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 75% of the votes which all of the stockholders would be entitled to cast at an annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article THIRTEENTH.~~

[Signature Page to Follow]

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this ___ day of ___________, 2017.

COGENTIX MEDICAL, INC.

Name:
Title:

Appendix B

AMENDED AND RESTATED BY-LAWS

OF

COGENTIX MEDICAL, INC., AS AMENDED ON JUNE 5, 2017

ARTICLE 1 – Stockholders

1.1          Place of Meetings.  All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the President or, if not so designated, at the registered office of the corporation.

1.2          Annual Meeting.  The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors, the Chairman or the President (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the Board of Directors, the Chairman or the President and stated in the notice of the meeting.  If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.  If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

1.3          Special Meetings.  Special meetings of stockholders may be called at any time by the Chairman or the President or by the Board of Directors.  Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

1.4          Notice of Meetings.  Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.  The notices of all meetings shall state the place, date and hour of the meeting.  The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

1.5          Voting List.  The officer who has charge of the stock ledger of the corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

1.6          Quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of one-third (1/3rd) of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

1.7          Adjournments.  Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting.  It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting.  At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

1.8          Voting and Proxies.  Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation.  Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by proxy authorized by an instrument in writing, by a transmission or another method permitted by law and in accordance with the procedures established for the meeting.  A copy, facsimile telecommunication or other reliable reproduction of the writing, transmission or telecommunication created pursuant to this section may be substituted or used in lieu of the original writing, the transmission or telecommunication that could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing, transmission or telecommunication.  No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

1.9          Action at Meeting.  When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these By-Laws.  Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

~~1.10        Action without Meeting.  Until the closing of a firm commitment underwritten public offering of the corporation’s common stock (a “Public Offering”), any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted.  Prompt notice of the taking of stockholder action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  Effective upon the closing of a Public Offering, any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of all of the outstanding shares of stock that would be entitled to vote thereon at a meeting of stockholders.  Notwithstanding any other provisions of law, the Certificate of Incorporation or the By-laws of the corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 75% of the votes which all of the stockholders would be entitled to cast at an annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 1.10.~~

ARTICLE 2 – Directors

2.1          General Powers.  The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation.  In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2.2          Number of Directors.  The number of directors of the corporation shall not be less than ~~three~~seven.  The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time pursuant to a resolution adopted by the Board of Directors.

~~2.3         Classes of Directors.  The Board of Directors shall be and is divided into three classes:  Class I, Class II and Class III.  No one class shall have more than one director more than any other class.  If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.~~

~~2.4          Election of Directors.  Elections of directors need not be by written ballot except as and to the extent provided in the By-laws of the corporation.~~

~~2.5          Terms of Office.  Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting following the end of the corporation’s fiscal year ending March 31, 1992; and each initial director in Class II shall serve for a term ending on the date of the annual meeting next following the end of the corporation’s fiscal year ending March 31, 1993; and provided further, that the term of each director shall continue until the election and qualification of his/her successor and shall be subject to his/her earlier death, resignation or removal.~~

~~2.6          Allocation of Directors among Classes in the Event of Increases or Decreases in the Number of Directors.  In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he/she is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class.~~

2.3~~7~~       Quorum; Action at Meeting.  A majority of the directors at any time in office shall constitute a quorum for the transaction of business.  In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section 2.2 above constitute a quorum.  If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the By-laws of the corporation or by this Certificate of Incorporation.

~~2.8          Removal.  If and for so long as the Board of Directors is classified pursuant to Section 141(d) of the Delaware General Corporation Law, stockholders may effect the removal of a director or the entire Board of Directors only for cause, unless this Certificate of Incorporation otherwise provides.~~

2.4~~9~~       Vacancies.  Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.  A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his/her successor and to his/her earlier death, resignation or removal.

2.5~~10~~      Resignation.  Any director may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary.  Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

2.6~~11~~      Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination.  A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.7~~12~~      Special Meetings.  Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, President, two or more directors, or by one director in the event that there is only a single director in office.

2.8~~13~~      Notice of Special Meetings.  Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting.  Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 48 hours in advance of the meeting,(ii) by sending a telegram or telex, or delivering written notice by hand, to his last known business or home address at least 48 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least 72 hours in advance of the meeting.  A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

2.9~~14~~      Meetings by Telephone Conference Calls.  Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.10~~5~~      Action by Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

2.11~~6~~      Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it.  Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request.  Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.

2.12~~7~~      Compensation of Directors.  Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine.  No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

~~2.18        Amendments.  Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 75% of the votes which all of the stockholders would be entitled to cast at an annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article II.~~

ARTICLE 3 – Officers

3.1          Enumeration.  The officers of the corporation shall consist of a Chairman, a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including a Vice-Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries.  The Board of Directors may appoint such other officers as it may deem appropriate.

3.2          Election.  The President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders.  Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

3.3          Qualification.  No officer need be a stockholder.  Any two or more offices may be held by the same person.

3.4          Tenure.  Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

3.5          Resignation and Removal.  Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary.  Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

3.6          Vacancies.  The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary.  Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

3.7          Chairman of the Board and Vice-Chairman of the Board.  The Chairman shall be the Principal Accelmed Director (as defined in the Share Purchase Agreement (“SPA”)) so long as the Voting Agreement (as defined in the SPA) is in effect.  The Board of Directors may designate the Chairman of the Board as Chief Executive Officer.  The Chairman of the Board shall perform such duties and possess such powers as are assigned to him by the Board of Directors.  If the Board of Directors appoints a Vice-Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

3.8          President.  The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation.  Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders.  Unless the Board of Directors has designated the Chairman of the Board or another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation.  The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

3.9          Vice Presidents.  Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe.  In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.  The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.10          Secretary and Assistant Secretaries.  The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe.  In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe.  In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary, (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

3.11          Treasurer and Assistant Treasurers.  The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President.  In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe.  In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer, (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

3.12          Salaries.  Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE 4 – Capital Stock

4.1          Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

4.2          Certificates of Stock. Every holder of stock of the corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the corporation.  Each such certificate shall be signed by, or in the name of the corporation by, the Chairman or Vice-Chairman, if any, of the Board of Directors, or the President or a Vice-President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation.  Any or all of the signatures on the certificate may be a facsimile.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-Laws, applicable securities laws or any agreement among any number of shareholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

4.3          Transfers.  Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney Properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require.  Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such Stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

4.4          Lost, Stolen or Destroyed Certificates.  The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

4.5          Record Date.  The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action.  Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held.  The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.  The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE 5 – General Provisions

5.1          Fiscal Year.  Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of April in each year and end on the last day of March in each year.

5.2          Corporate Seal.  The corporate seal shall be in such form as shall be approved by the Board of Directors.

5.3          Waiver of Notice.  Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

5.4          Voting of Securities.  Except as the directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

5.5          Evidence of Authority.  A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.6          Certificate of Incorporation.  All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

5.7          Transactions with Interested Parties.  No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

(1)          The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(2)          The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Stockholders; or

(3)          The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the Stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

5.8          Severability.  Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

5.9          Pronouns.  All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE 6 – Amendments

6.1          By the Board of Directors.  These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

6.2          By the Stockholders.  These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.

Broadridge Corporate Issuer Solutions C/O Cogentix Medical PO Box 1342 Brentwood, NY 11717 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Sunday, June 4, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Sunday, June 4, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. – COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except 1. Election of Directors Nominees 01 Cheryl Pegus 02 Kenneth A. Samet 03 Nachum Shamir The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To approve the amendment and restatement of the Company's Certificate of Incorporation and the amendment and restatement of the Company's Bylaws to declassify our Board of Directors and to make related changes, effective immediately after the Annual Meeting of Stockholders. 3 To approve the amendment and restatement of the Company's Certificate of Incorporation and the amendment and restatement of the Company's Bylaws to eliminate the requirement that stockholder written consents must be unanimous. 4 To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2017. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com COGENTIX MEDICAL, INC. Annual Meeting of Stockholders June 5, 2017 at 4:00 PM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Darin Hammers and Brett Reynolds, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of Cogentix Medical Inc that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 04:00 PM, Eastern Daylight Time on June 5, 2017, at the offices of Cogentix Medical, Inc, at 40 Ramland Road Orangeburg, New York 10962, and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side